Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of World Currency Gold Trust (the “Trust” or “registrant”) and SPDR® Long Dollar Gold Trust, (the “Fund”) on Form 10-Q for the quarter ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph R Cavatoni, interim chief financial officer and treasurer of WGC USA Asset Management Company, LLC, the sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

/s/ Joseph R Cavatoni*
Joseph R Cavatoni**
Interim Chief Financial Officer and Treasurer (Principal Financial Officer)
February 6, 2018

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.
**	The registrant is a trust and Mr. Cavatoni is signing in his capacity as interim Chief Financial Officer and Treasurer of WGC USA Asset Management Company, LLC, the Sponsor of the Trust.